UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 28, 2015 (August 28, 2015)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

2nd Floor, Goldsland Building,

22-26 Minden Avenue,

Tsim Sha Tsui,

Kowloon, Hong Kong

(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2015 Annual Meeting of Stockholders (the “Meeting”) held on August 28, 2015, the stockholders of Network CN Inc. (the “Company”) voted in a new slate of members to serve on the Company’s board of directors, effective immediately.  As a result of this stockholder action, Mr. Frederick Wong has been appointed to serve as director.  The Board also appointed Mr. Wong to serve as the Chairman of the Company’s Audit Committee and Remuneration Committee and as a member of the Company’s Nominating Committee as of the Effective Date.

Mr. Frederick Wong aged 48, is a Certified Public Accountant of Australia, Certified Public Accountant of Hong Kong, Certified General Accountant of Canada and fellow member of The Taxation Institute of Hong Kong. He has obtained a Bachelor of Business Administration from the Chinese University of Hong Kong in 1989 and a Bachelor of Commerce from The University of Southern Queensland in 1992. Also, he has studied in the Professional Master of Business Administration course offered by the Troy State University, USA.

Mr. Wong has more than 25 years of experience in audit, internal control, financial control and capital market. Since 2012, he has served as the Management Director of China Trillion Capital Limited. He is also now acting as Principal – Greater China of the CFO Centre Hong Kong. Mr. Wong started his career as an auditor and then moved to the area of IT advisory services, focusing on ERP, POS and cantering services. Later, he shifted to advertising and media industry in China. Afterward, he started his own career in helping business to cope with internal financial and operational affairs and finance markets. He has extensive experience in China taxation and mergers and acquisitions. He also assisted companies to go public in USA and Hong Kong. He has held various positions in different companies in China, USA and Hong Kong including senior position in multinational companies. From 2004 to 2010, he was the Chief Financial Officer of Fuqi International, Inc, a jewellry company that he assisted to seek listing in the USA. He was also responsible for US regulatory filings and internal control. Mr. Wong also serves as an independent non-executive director of Huge China Holdings Limited, which is listed on Hong Kong Main Board, principally invests in securities listed on recognized stock exchanges and unlisted securities, including equity securities and convertible bonds issued by corporate entities. He also serves as the Board Secretary of the Board of China Oil Gangran Energy Group Holdings Limited, which is listed on Hong Kong GEM board.  Mr. Wong was appointed as a director because his extensive auditing experience and financial expertise with over 25 years’ experience in the accounting industry which provides a strong foundation to serve as the Chairman of our Audit Committee.

There are no arrangements or understandings between Mr. Wong and any other persons pursuant to which they were selected as director and there are no transactions between the Company and any of them that would require disclosure under Item 404(a) of Regulation S-K.

The Company has not entered into written agreements with Mr. Wong, but the Company intends to enter agreements with them at a later date.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2015

NETWORK CN INC.

By: /s/ Earnest Leung
Earnest Leung
Chief Executive Officer